                                                                    Exhibit 23.1

                       Consent of Independent Accountants

   We hereby consent to the use in this Registration Statement on Form S-1 of our report dated April 1, 2000, relating to the financial statements of IWO Holdings, Inc. and Subsidiaries, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                       /s/ PricewaterhouseCoopers LLP

Albany, New York
June 19, 2000